                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63738 and Form S-8 No. 33-57687) pertaining to the Atmos Energy Corporation Retirement Savings Plan and Trust (formerly Atmos Energy Corporation Employee Stock Ownership Plan and Trust) of our report dated June 11, 2003, with respect to the financial statements and supplemental schedules of the Atmos Energy Corporation Retirement Savings Plan and Trust (formerly Atmos Energy Corporation Employee Stock Ownership Plan and Trust) included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
June 30, 2003